UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 8.01 Other Events.

On April 18, 2022, PolarityTE, Inc. (the “Company”), filed a Current Report on Form 8-K reporting that on April 14, 2022:

●	Utah CRO Services, Inc., a Nevada corporation and a direct subsidiary of the Company (“Utah CRO”), entered into a Stock Purchase Agreement (the “Stock Agreement”) with an unrelated third party (“Buyer”), pursuant to which Utah CRO agreed to sell all the outstanding shares of the capital stock of IBEX Preclinical Research, Inc., the subsidiary through which the Company offered research and veterinary sciences services (“IBEX”) to Buyer in exchange for an unsecured promissory note in the principal amount of $400,000 bearing simple interest at the rate of 10% per annum payable interest only on a quarterly basis and all principal and remaining accrued interest due on the five-year anniversary of the closing of the sale; and

●	IBEX Property LLC, a Nevada limited liability company and wholly owned subsidiary of Utah CRO (“IBEX Property”), entered into a Real Estate Purchase and Sale Agreement (the “Real Estate Agreement”) with another unrelated third party (“Purchaser”) pursuant to which IBEX Property agreed to sell to Purchaser two unencumbered parcels of real property in Cache County, Utah, consisting of approximately 1.75 combined gross acres of land, together with the buildings, structures, fixtures, and personal property located at 1072 West RSI Drive, Logan, Utah (the “Property”), which was is leased by IBEX Property to IBEX for IBEX to conduct its preclinical research and veterinary sciences business at a gross purchase price of $2.8 million payable in cash at closing of the transaction.

On April 28, 2022, the parties to the Stock Agreement and Real Estate Agreement signed the documents required to close the transactions contemplated thereby and funds required to close the transaction under the Real Estate Agreement were deposited with the title company handling the closing. Title documents were recorded, and funds disbursed on April 29, 2022.

As a result of the transactions described above, the Company and its subsidiaries are no longer engaged in the business of offering preclinical research and veterinary services, Utah CRO now holds the promissory note described above in the principal amount of $400,000, which was consideration for sale of the IBEX common shares, and the Company received for the account of IBEX Property net cash proceeds of $2.57 million, after deducting closing costs and advisory fees, from sale of the Property under the Real Estate Agreement. The Company evaluated the transaction and concluded that the disposition of IBEX and the Property was not “significant” under the criteria set forth in Rule 11-01(b) of Regulation S-X.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement between Utah CRO Services, Inc., and JP Lawrence Biomedical, Inc., dated April 14, 2022 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on April 18, 2022)
10.2	Real Estate Purchase and Sale Agreement between IBEX Property LLC, and JP Lawrence Land and Building LLC, dated April 14, 2022 (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on April 18, 2022)
10.3	Promissory Note in the Principal Amount of $400,000 dated April 28, 2022
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: April 29, 2022	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer